EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, $0.0001 par value, of The ONE Group Hospitality, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such Statement.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of March 2, 2018.

ANSON INVESTMENTS MASTER FUND LP

By: Anson Advisors Inc.

By:	/s/ Adam Spears
Adam Spears
Director

By:	/s/ Moez Kassam
Moez Kassam
Director

ANSON FUNDS MANAGEMENT LP

By: Anson Management GP LLC, its general partner

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

ANSON MANAGEMENT GP LLC

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

/s/ Bruce R. Winson
Bruce R. Winson

ANSON ADVISORS INC.

By:	/s/ Adam Spears
Adam Spears
Director

By:	/s/ Moez Kassam
Moez Kassam
Director

/s/ Adam Spears
Adam Spears

/s/ Moez Kassam
Moez Kassam